AMENDMENT #1 TO PROJECT SALE AGREEMENT

This Amendment #1 to Project Sale Agreement (the "Amendment") is made by and between **Emergen Energy LLC**, a Delaware limited liability company ("Emergen"), a wholly owned subsidiary of Bitech Technologies Corporation, a Delaware Corporation, ("Bitech"), and **Bridgelink Development LLC,** a Delaware limited liability company ("Bridgelink"), hereafter collectively referred to as the "Parties" and individually, generally, as a "Party." The effective date of this Agreement shall be December 31, 2024 (the "Effective Date").

WITNESSETH:

WHEREAS, the Parties entered into that certain Project Sale Agreement for the transfer of rights to certain projects set forth therein effective May 30, 2024 (the "Agreement");

WHEREAS, the Parties now desire to amend the Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by this Amendment and in the Agreement, the Parties, for themselves, their successors and assigns, agree as follows:

ARTICLE I
AMENDMENT

Section 1.01. *Amendment to Section 2.* Section 2 of the Agreement is hereby amended to read in its entirety as follows:

> 2.5 **Purchaser's Return of Projects.** In the event that Purchaser, under the Purchase Agreement, Purchaser decides to transfer any Project along with its interests and liabilities related thereto to Bridgelink or any creditworthy entity designated by Bridgelink "("Returned Project"), Bridgelink shall provide written notice to Emergen within ten (10) business days of receipt of such notice from the Purchaser and Bridgelink shall convey, transfer, assign, deliver, and contribute over certain rights and interests to the Returned Project to Emergen within ten (10) business days of receipt of such Returned Project, unless otherwise agreed upon by Emergen in writing. For clarity, any creditworthy entity designated by Bridgelink shall be confirmed in writing by Emergen. Notwithstanding anything to the contrary contained in the Agreement, in the event a Purchaser decides to return a Project as provided in this Agreement or otherwise, Emergen shall not be required to return any payments received for such Project to Bridgelink. In addition, Bridgelink shall effectuate the return of any Project prior to the seventh anniversary of the Effective Date that it has not yet paid any milestone any payment to Emergen.

ARTICLE II
EFFECT OF THIS AMENDMENT

Section 2.01 The Agreement shall not be amended or otherwise modified by this Amendment except as set forth in Section 1 of this Amendment. The provisions of the Agreement that have not been amended hereby shall remain in full force and effect. The provisions of the Agreement amended hereby shall remain in full force and effect as amended hereby. In the event of any inconsistency or contradiction between the terms of this Amendment and the Agreement, the provisions of this Amendment shall prevail and control.

ARTICLE III
MISCELLANEOUS

Section 3.01 Waiver. Any term or condition of this Amendment may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition

of this Amendment, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Amendment on any future occasion.

Section 3.02 **Amendment.** This Amendment may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each Party hereto.

Section 3.03 **Counterparts.** This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Section 3.04 **Exercise of Rights.** A Party may exercise a right, power, or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power, or remedy by a Party does not prevent a further exercise of that or of any other right, power, or remedy. Failure by a Party to exercise or delay in exercising a right, power, or remedy does not prevent its exercise. The rights, powers, and remedies provided in this Amendment are cumulative with and not exclusive of the rights, powers, or remedies provided by law independently of this Amendment.

Section 3.05 **Governing Law.** This Amendment shall be construed in accordance with and governed by the substantive internal laws of the State of Texas.

Section 3.06 **Severability.** If any provision of this Amendment shall be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Amendment invalid. Rather, the Amendment shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each Party shall be construed and enforced accordingly.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their duly authorized representatives.

Bridgelink Development LLC		Emergen Energy, LLC	
By:	Signed by: Cole Johnson	By:	DocuSigned by: Benjamin Tran
Name:	Cole Johnson	Name:	Benjamin Tran
Position/Title:	CEO	Position/Title:	Manager